PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated July 11, 2019)	Registration No. 333-232614

Up to $8,000,000 of Common Stock

95,847 Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to $8,000,000 of shares of our common stock that we may direct YA II PN, Ltd. (“YA”) to purchase from time to time under a Standby Equity Distribution Agreement that we entered into with YA on February 27, 2020, and an additional 95,847 shares of common stock being issued to YA as a commitment fee as consideration for entering into the Standby Equity Distribution Agreement.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by YA to the public.

Our common stock is quoted on the OTCQB under the symbol “KULR.” On March 3, 2020, the closing sale price of our common stock quoted on the OTCQB was $1.30.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read carefully the discussion of material risks of investing in our common stock under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 4, 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process, and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which does not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement adds to, updates and changes information in the accompanying prospectus and may add to, update or change information in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about our business, operations, financial condition and results of operations, the shares of common stock being offered hereby and other information purchasers should consider before investing in our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the date of those respective documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation

To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, the statements made in this prospectus supplement modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference into this prospectus supplement, the statement in the document having the later date will be deemed to modify or supersede the earlier statement.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context otherwise requires, references to “we,” “our,” “us,” “KULR” or the “Company” in this prospectus mean KULR Technology Group, Inc., a Delaware corporation, on a consolidated basis with its wholly-owned subsidiaries, as applicable.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Many factors could affect our actual results, including those factors described herein under the caption “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference.

Each forward-looking statement is based on information available to us as of the date of the document in which the forward-looking statement is contained. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All forward-looking statements that are made by us in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information about us, this offering and information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that may be important to you. Before purchasing any of the common stock that we are offering, please read carefully in their entirety this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. In particular, you should carefully review the “Risk Factors” sections that are contained in this prospectus supplement beginning on page S-6 and in our filings with the SEC that are incorporated by reference into this prospectus supplement.

The Company

Overview

KULR Technology Group, Inc., through our wholly-owned subsidiary KULR Technology Corporation, develops and commercializes high-performance thermal management technologies for electronics, batteries, and other components across an array of applications. Currently, we are focused on targeting the following applications: electric vehicles and autonomous driving systems (collectively referred to herein as “E-Mobility”); artificial intelligence and Cloud computing; energy storage; and 5G communication technologies. Our proprietary core technology is a carbon fiber material, with roots in aerospace and defense, that provides what we believe to be superior thermal conductivity and heat dissipation in an ultra-lightweight and pliable material. By leveraging our proprietary cooling solutions that have been developed through longstanding partnerships with NASA, the Jet Propulsion Lab and others, our products and services make E-Mobility battery powered products safer and more stable.

Our management believes that the E-Mobility industry has created and will create significant new opportunities for the application of our technology and know-how. We believe these new opportunities will be further driven by certain changing preferences that we’ve observed in younger generations that must increasingly cope with higher population density, global warming, and the rapidly evolving communications and computing needs of their personal devices and the surrounding infrastructure. As a result, we predict that the younger generations will increasingly prefer to attend meetings by video conference; rent a car, bike, or scooter, or call an app-based car service instead of owning a vehicle; and leverage the Cloud to perform tasks traditionally done in person, such as shopping for lunch, clothes, electronics and other consumer goods that also leverages an expanding E-Mobility delivery network.

In addition to evolving demands led by consumer-preferences, we have observed trending manufacturer-led opportunities in industries that have become increasingly more reliant on the Cloud, on portability and on high-demand processing power. For example, car manufacturers are increasingly providing options that take over the responsibility for driving, diagnosing its own service requirements and analyzing on-board systems data and efficiency. The communications and entertainment industries are leveraging increasingly more powerful and portable devices to deliver live and high-definition content and experiences. These innovations will require high bandwidth communication devices that can handle the power drain and computational requirements to keep up with the sophisticated security and software tools that will power these advanced product offerings. As a result of these manufacturer and consumer trends, we believe that the new generations of high-powered, small form-factor semiconductors are out-pacing the ability to control unwanted heat generation in lithium ion batteries.

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The above-described advances in micro technology, portable power, and compact energy efficient devices linked to an ever-widening Internet of Things (“IoT”) via the Cloud are driving opportunities that forms the focus of the Company’s business development plan. We believe that our core technology and historical development focus on improving lithium-ion battery performance and safety, positions us in a competitively advantageous position to enhance key components to the evolving mobile applications for a wide range of consumer products and IoT. We have found that as chip performance increases, power consumption increases, and more heat is generated as a byproduct. When chip size reduces, there is an increased potential for a hot spot on the chip, which can degrade system performance, or even cause spontaneous combustion. However, electronic system components must operate within a specific temperature range on both the high and low end to operate properly. After strenuous testing, we believe we have developed heat management solutions that significantly improve upon traditional heat storage and dissipation solutions and improve upon their rigidity and durability. We also believe that the traditional solutions are not equipped to handle the evolving marketplace. However, through a combination of custom design services and provision of proprietary hardware solutions, our products reduce manufacturing complexity and provide a lighter weight solution than traditional thermal management materials and, we believe, can meet the heat management demands of components and batteries being designed into the newest mobile technologies and applications.

Our management’s growth strategy has put particular focus on targeting E-Mobility applications for its core technology. We believe we are well-positioned to provide a broad range of E-mobility solutions, and intend to expand our business through internal growth and acquisition. In the case of acquisitions, we seek to acquire businesses in related markets that are synergistic to our existing operations, technologies, and management experience. This focus will highlight markets in which we can: (1) integrate our existing technology into the acquiree’s product offerings or simultaneously offer our products and services through the acquiree’s customer base and channels; (2) gain a leading market position and provide vertically integrated services where we can secure economies of scale, premium market positioning, and operational synergies; and/or (3) establish a leading position in selected markets and channels of the acquiree through a joint broad-based, hi-tech, E-Mobility branding campaign. We have developed an acquisition discipline based on a set of financial, market and management criteria to evaluate opportunities. To date, we have evaluated two acquisition opportunities under such criteria and, together with the management of the potential target, determined that the anticipated synergies would not be realized in the anticipated timetable. If we were to successfully close an acquisition, we would seek to integrate it while minimizing disruption to our existing operations and those of the acquired business, while exploiting the technical and managerial synergies from integration.

We have not yet achieved profitability and expect to continue to incur cash outflows from operations. It is expected that our research and development and general and administrative expenses will continue to increase and, as a result, we will eventually need to generate significant product revenues to achieve profitability. These conditions indicate that there is substantial doubt about our ability to continue as a going concern within one year after the financial statement issuance date. Historically, we have been able to raise funds to support our business operations, although there can be no assurance that we will be successful in raising additional funds in the future. Furthermore, as described below, we remain focused on growing our operations in order to limit cash outflows and eventually achieve profitability, although no assurances can be made that we will achieve such goals.

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The Offering

Common stock being offered	Up to $8,000,000 of shares of our common stock we may sell to YA from time to time at our discretion over the next 24 months in accordance with the Standby Equity Distribution Agreement; and

95,847 shares of our common stock issued to YA as consideration for its commitment to purchase shares of our common stock as provided in the Standby Equity Distribution Agreement. We will not receive any cash proceeds from the issuance of these shares.

Common stock outstanding before the offering	81,071,831 shares

Common stock to be outstanding after the offering	88,859,985 shares, after giving effect to (i) the 95,847 shares of our common stock being issued to YA as commitment shares and (ii) the assumed sale of 7,692,307 shares at a price of $1.04 per share, which is 80% of the $1.30 closing price of our common stock on the OTCQB on March 3, 2020. The actual number of shares outstanding after this offering will vary depending on the actual number of shares sold and the sales prices in this offering.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate and working capital purposes, including the repayment of any outstanding debt. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. Before investing in our common stock, please read carefully the “Risk Factors” section beginning on page S-6 of this prospectus supplement.

Market for our common stock	Our common stock is quoted on the OTCQB under the symbol “KULR.”

Agreement with YA

On February 27, 2020, we entered into a Standby Equity Distribution Agreement with YA (the “SEDA”) pursuant to which, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to YA up to $8,000,000 of shares of our common stock.

As consideration for entering into the SEDA, we agreed to issue 95,847 shares of our common stock to YA, which shares are sometimes referred to as the “commitment shares.”

We are filing this prospectus supplement to cover the offer and sale of (i) up to $8,000,000 of shares of our common stock, which we may sell from time to time at our discretion to YA over the next 24 months, subject to the conditions and limitations in the SEDA, and (ii) the 95,847 commitment shares. We will not receive any cash proceeds from the issuance of the commitment shares. The number of shares offered for resale by YA under this prospectus supplement is dependent upon the number of shares we sell to YA under the SEDA in our sole discretion.

From time to time, and at our sole discretion, we may present YA with advance notices to purchase up to $100,000 of shares of our common stock. For each share of common stock purchased under the SEDA, YA will pay 80% of the lowest daily volume-weighted average price of our common stock during the five consecutive trading days after the date of the advanced notice.

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In connection with any advance notice, if any portion of an advance would cause the beneficial ownership of our then outstanding common stock by YA to exceed 4.99%, then such portion shall automatically be deemed to be withdrawn by us with no further action required by us. We may terminate the SEDA upon fifteen trading days of prior notice to YA, provided that there are no advances outstanding and we have paid to YA all amounts then due.

We will control the timing and amount of any sales of our common stock to YA. There is neither an upper limit nor lower limit on the price per share that YA must pay for our common stock under the SEDA.

The SEDA is included as an exhibit to our Current Report on Form 8-K filed with the SEC on March 4, 2020 and incorporated by reference into this prospectus supplement and the accompanying prospectus. The above description of the SEDA is qualified in its entirety by reference to the full text of the SEDA.

Effect of Performance of the Standby Equity Distribution Agreement on our Stockholders

All shares registered in this offering that we issue to YA under the SEDA are expected to be freely tradable. Shares registered in this offering may be sold to YA over a period of up to 24 months commencing on the date of this prospectus supplement. The sale by YA of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to YA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to YA all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the SEDA. If and when we do sell shares to YA, after YA has acquired the shares, YA may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to YA by us under the SEDA may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to YA under the SEDA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with YA may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to YA and, subject to certain conditions, we may terminate the SEDA at any time at our discretion without any cost to us.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement and accompanying prospectus are a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds of this for general corporate and working capital purposes, which may include repayment of indebtedness and general and administrative purposes. Our management will have broad discretion in the actual use of the net proceeds of this offering and will have the right to use the net proceeds for purposes that differ substantially from our current plans. Management may use the net proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the price of our common stock to decline, perhaps materially.

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If we sell shares of our common stock under the Standby Equity Distribution Agreement, our stockholders will experience immediate dilution and, as a result, our stock price may go down.

Pursuant to the Standby Equity Distribution Agreement, we may sell up to $8,000,000 of shares of our common stock over a 24-month period at our discretion and subject to certain limitations, and, as consideration for YA’s entering into the Standby Equity Distribution Agreement, we agreed to issue to YA an aggregate of up to 95,847 commitment shares. For additional details, please refer to “Agreement with YA” in this prospectus supplement.

The sale of shares of our common stock pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our existing stockholders. The number of shares ultimately offered for sale by YA under this prospectus supplement is dependent upon the number of shares we elect to sell to YA under the Standby Equity Distribution Agreement. YA may ultimately purchase all, some or none of the $8,000,000 of shares of common stock that, together with the commitment shares, are the subject of this prospectus supplement.

YA may resell all, some or none of the shares we issue to it under the Standby Equity Distribution Agreement. Sales by YA of shares acquired pursuant to the Standby Equity Distribution Agreement could cause the market price of our common stock to decline, which decline could be significant. The sale of a substantial number of shares of our common stock by YA, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other equity or debt securities convertible into or exchangeable for our common stock at prices that may not be the same as the prices at which we sell shares in this offering or YA may resell the shares. The price per share at which we sell additional shares of our common stock or securities convertible or exchangeable into common stock in future transactions may be lower than the price per share paid by purchasers in this offering.

We may experience volatility in our stock price, which may adversely affect the trading price of our common stock.

The sale prices of our common stock as reported on the OTCQB have and may continue to exhibit volatility. Factors such as the following may affect the volatility in our stock price:

●	our quarterly operating results;

●	announcements of regulatory developments or technological innovations by us or our competitors;

●	changes in our relationship with our vendors, distributors or other strategic partners;

●	government regulation; and

●	developments in patent or other technology ownership rights;

Other factors which may affect our stock price include general changes in the economy, the financial markets or the industries in which we target our products and services.

Trading on the OTCQB is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.

Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc. Trading in securities quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our business or operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a stock exchange like The Nasdaq Capital Market or the NYSE American. These factors may result in investors having difficulty reselling any shares of our common stock.

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We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payments of dividends rests within the discretion of our board of directors, no cash dividends on our common stock have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

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USE OF PROCEEDS

The proceeds from this offering will vary depending on the number of shares that we offer, the offering price per share and the applicable offering discount rate. We may receive gross proceeds of up to $8,000,000 over the term of the Standby Equity Distribution Agreement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $8,000,000 in gross offering proceeds permitted by this prospectus supplement. We will not receive any cash proceeds from the issuance to YA of the commitment shares.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement for working capital and general corporate purposes, which may include repayment of indebtedness and general and administrative purposes.

We may also use any net proceeds from this offering for acquisitions of complementary products, technologies or businesses, but we do not have any current plans, agreements or commitments for any specific acquisitions at this time. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering. Until the funds are used as described above, we intend to invest any net proceeds from this offering in interest bearing, investment grade securities.

DILUTION

The sale of our common stock to YA pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to YA, the more shares of our common stock we will have to issue to YA pursuant to the Standby Equity Distribution Agreement and the greater dilution our existing stockholders will experience.

As of September 30, 2019, we had a negative net tangible book value of approximately $(276,000), or $(0.00) per share of common stock. After giving effect to (a) the assumed sale of an aggregate of 7,692,307 shares of our common stock at a price of $1.04 per share, which is 80% of the last reported sale price of our common stock on the OTCQB on March 3, 2020, for aggregate gross proceeds of approximately $8.0 million, and (b) the issuance of 95,847 shares to YA as consideration for YA’s commitment to purchase shares, and after deducting estimated offering expenses payable by us, the as adjusted net tangible book value as of September 30, 2019 would have been approximately $7,009,000, or $0.08 per share. This represents an immediate increase in the as adjusted net tangible book value to existing stockholders of $0.08 per share and an immediate dilution in net tangible book value of $0.96 per share to investors in this offering, as illustrated by the following table:

Average public offering price per share		$1.04
Net tangible book value per share at September 30, 2019	$(0.00)
Increase in net tangible book value per share attributable to existing holders of our common stock	$0.08
As adjusted net tangible book value per share as of September 30, 2019 after giving effect to this offering		$0.08
Decrease per share to investors purchasing our common stock in this offering		$0.96

The information above is based on 81,071,831 shares of our common stock outstanding as of September 30, 2019, and excludes as of such date:

●	400,000 shares of common stock issuable upon the exercise of outstanding options granted under our stock option plans at a weighted-average exercise price of $0.66 per share;

●	201,700 shares of common stock issuable upon the exercise of outstanding warrants at a weighted- average exercise price of $1.13 per share; and

●	14,435,000 shares of common stock available for future issuance under our stock option plans.

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PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of (i) up to $8,000,000 of shares of our common stock that we may direct YA to purchase from time to time at our discretion under the SEDA that we entered into with YA on February 27, 2020, and (ii) an additional 95,847 shares of our common stock issued to YA as consideration for its commitments to purchase shares of our common stock as provided in the SEDA. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by YA to the public.

The SEDA provides that, from time-to-time over the 24-month term of the SEDA, on any business day, subject to certain limitations and condition and at our sole discretion, we may require YA to purchase up to $100,000 shares of our common stock. For each share of common stock purchased under the SEDA, YA will pay 80% of the lowest daily volume-weighted average price of our common stock during the five consecutive trading days after the date of the advanced notice. YA may not assign or transfer its rights and obligations under the SEDA. See the section entitled “Agreement with YA” above.

In addition to our issuance of common stock to YA pursuant to the SEDA, this prospectus supplement also covers the resale of those shares from time to time by YA to the public. In connection with YA’s sale of our common stock, YA is deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to YA may be deemed to be underwriting commissions or discounts. We have agreed in the SEDA to provide customary indemnification to YA.

YA has informed us that it will use an unaffiliated broker-dealer to effectuate any sales of common stock that it may purchase from us pursuant to the SEDA. Such sales will be made on the OTCQB or otherwise at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer may be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. YA has informed us that each such broker-dealer will receive commissions from YA which will not exceed customary brokerage commissions.

Shares of our common stock may be sold in one or more of the following manners:

·          ordinary brokerage transactions and transactions in which the broker solicits purchasers;

·          a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

·          to a broker-dealer as principal and resale by the broker-dealer for its account; or

·          a combination of any such methods of sale.

YA has agreed that, during the term of the SEDA, neither YA or its affiliates will engage in any short sales or hedging transactions with respect to our common stock, provided that upon receipt of an advance notice YA may sell shares that it is obligated to purchase under such advance notice prior to taking possession of such shares.

YA and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended, or the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by YA or any unaffiliated broker-dealer. Under these rules and regulations, YA and any unaffiliated broker-dealer:

·          may not engage in any stabilization activity in connection with our securities;

·          must furnish each broker which offers shares of our common stock covered by the prospectus supplement and accompanying prospectus that are a part of our Registration Statement with the number of copies of such prospectus supplement and accompanying prospectus which are required by each broker; and

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·          may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the common stock by YA and any unaffiliated broker-dealer.

In accordance with the SEDA, we agreed to issue 95,847 shares of our common stock to YA, as a commitment fee, and previously paid to YA $15,000, as a structuring and diligence fee.

On February 27 2020, we also entered into a Note Purchase Agreement, with YA, pursuant to which YA purchased a full recourse promissory note (the “Note”) in the original principal amount of $1,500,000 (“Principal Amount”). In consideration for the issuance of the Note by the Company, the purchase price of the Note paid by the Investor was equal to the Principal Amount minus an original issue discount equal to 6%. The Note bears no interest and will become immediately due and payable on May 31, 2021 or upon acceleration, redemption or otherwise upon the occurrence of an event of default, as set forth in the Note. The Company will repay the Principal Amount in monthly installments as set forth in the Note. The Company may, at its discretion, prepay any installment amount or the principal amount, subject to a payment premium equal to the 10% of the amount being prepaid. The Company paid a financial advisor a $130,000 advisory fee in connection with the Note Purchase Agreement and Note.

 The Transfer Agent and Registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement has been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of KULR Technology Group, Inc. as of December 31, 2018 and 2017 appearing in KULR Technology Group, Inc.’s Annual Report on Form 10-K have been audited by Marcum, LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov. that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

Our website address is www.kulrtechnology.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered common stock are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or in the accompanying prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

S-11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference the following documents or information previously filed by us with the SEC:

●	Our Annual Report on Form 10-K for the year end December 31, 2018, filed with the SEC on March 29, 2019;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC on May 14, 2019, August 14, 2019 and November 1, 2019, respectively;

●	Our Current Reports on Form 8-K filed with the SEC January 7, 2019, April 3, 2019, July 5, 2019, August 23, 2019, September 19, 2019 and December 5, 2019, respectively; and

●	the description of our common stock contained in the our Registration Statement on Form 10 (File No. 000-55564, initially filed January 7, 2016), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all reports and other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the common stock described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed or referred to above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of each such report or document.

You may request a free copy of any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus by writing or telephoning us at the following address:

KULR Technology Group, Inc.

1999 S. Bascom Ave., Suite 700

Campbell, California 95008

Telephone: 408-663-5247

Attention: Chief Financial Officer

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-12

Up to $8,000,000 of Common Stock

95,847 Shares of Common Stock

PROSPECTUS SUPPLEMENT

March 3, 2020

PROSPECTUS

$50,000,000

KULR Technology Group, Inc.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our Common Stock is quoted on the OTC Markets Group, Inc.’s OTCQB tier under the symbol “KULR.” On July 10, 2019, the closing price of our Common Stock was $1.88 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 10, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated ___________, 2019

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $50,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “KULR” or the “Company” in this prospectus mean KULR Technology Group, Inc., a Delaware corporation, on a consolidated basis with its wholly-owned subsidiaries, as applicable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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ABOUT KULR

Overview

KULR Technology Group, Inc., through our wholly-owned subsidiary KULR Technology Corporation, develops and commercializes high-performance thermal management technologies for electronics, batteries, and other components across an array of applications. Currently, we are focused on targeting the following applications: electric vehicles and autonomous driving systems (collectively referred to herein as “E-Mobility”); artificial intelligence and Cloud computing; energy storage; and 5G communication technologies. Our proprietary, core technology is a carbon fiber material, with roots in aerospace and defense, that provides what we believe to be superior thermal conductivity and heat dissipation in an ultra-lightweight and pliable material. By leveraging our proprietary cooling solutions that have been developed through longstanding partnerships with NASA, the Jet Propulsion Lab and others, our products and services make E-Mobility products and other products safer and more stable.

Our management believes that the E-Mobility industry has created and will create significant new opportunities for the application of our technology and know-how. We believe these new opportunities will be further driven by certain changing preferences that we’ve observed in younger generations that must increasingly cope with higher population density, global warming, and the rapidly evolving communications and computing needs of their personal devices and the surrounding infrastructure. As a result, we predict that the younger generations will increasingly prefer to attend meetings by video conference; rent a car, bike, or scooter, or call an app-based car service instead of owning a vehicle; and leverage the Cloud to perform tasks traditionally done in person, such as shopping for lunch, clothes, electronics and other consumer goods that also leverages an expanding E-Mobility delivery network.

In addition to evolving demands led by consumer-preferences, we have observed trending manufacturer-led opportunities in industries that have become increasingly more reliant on the Cloud, on portability and on high-demand processing power. For example, car manufacturers are increasingly providing options that take over the responsibility for driving, diagnosing its own service requirements and analyzing on-board systems data and efficiency. The communications and entertainment industries are leveraging increasingly more powerful and portable devices to deliver live and high-definition content and experiences. These innovations will require high bandwidth communication devices that can handle the power drain and computational requirements to keep up with the sophisticated security and software tools that will power these advanced product offerings. As a result of these manufacturer and consumer trends, we believe that the new generations of high-powered, small form-factor semiconductors are out-pacing the development in lithium ion batteries.

The above-described advances in micro technology, portable power, and compact energy efficient devices linked to an ever-widening Internet of Things (“IoT”) via the Cloud are driving opportunities that forms the focus of the Company’s business development plan. We believe that our core technology and historical development focus on improving lithium-ion battery performance and safety, positions us in a competitively advantageous position to enhance key components to the evolving mobile applications for a wide range of consumer products and IoT. We have found that as chip performance increases, power consumption increases, and more heat is generated as a byproduct. When chip size reduces, there is an increased potential for a hot spot on the chip, which can degrade system performance, or even cause spontaneous combustion. However, electronic system components must operate within a specific temperature range on both the high and low end to operate properly. After strenuous testing, we believe we have developed heat management solutions that significantly improve upon traditional heat storage and dissipation solutions and that improve upon their rigidity and durability. We also believe that the traditional solutions are not equipped to handle the evolving marketplace. However, through a combination of custom design services and provision of proprietary hardware solutions, our products reduce manufacturing complexity and provide a lighter weight solution than traditional thermal management materials and we believe our products can meet the heat management demands of components and batteries being designed into the newest mobile technologies and applications.

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Our management’s growth strategy has put particular focus on targeting E-Mobility applications for its core technology. We believe we are well-positioned to provide a broad range of E-mobility solutions, and intend to expand our business through internal growth and acquisition. In the case of acquisitions, we seek to acquire businesses in related markets that are synergistic to our existing operations, technologies, and management experience. This focus will highlight markets in which we can: (1) integrate our existing technology into the acquiree’s product offerings or simultaneously offer our products and services through the acquiree’s customer base and channels; (2) gain a leading market position and provide vertically integrated services where we can secure economies of scale, premium market positioning, and operational synergies; and/or (3) establish a leading position in selected markets and channels of the acquiree through a joint broad-based, hi-tech, E-Mobility branding campaign. We have developed an acquisition discipline based on a set of financial, market and management criteria to evaluate opportunities. If we were to successfully close an acquisition, we would seek to integrate it while minimizing disruption to our existing operations and those of the acquired business, while exploiting the technical and managerial synergies from integration.

Corporate History

KUTG was incorporated in the State of Delaware in December 2015 and was formerly known as “KT High-Tech Marketing, Inc.” and, prior to that, as “Grant Hill Acquisition Corporation.” In April 2016, KUTG implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors.

Our wholly-owned subsidiary, KULR Technology Corporation (“KTC”), was formed in 2013 and is based in Santa Clara, California. Since its inception, KTC primarily focused on developing and commercializing its thermal management technologies, which it acquired through assignment from and license with KTC’s co-founder Dr. Timothy Knowles. Prior to 2013, KTC’s technologies were used in numerous advanced space and industrial applications for National Aeronautics and Space Administration (“NASA”), Boeing, and Raytheon. A few notable achievements were the use of KTC’s technologies in the X-31 aircraft (battery heat sink), Mercury Messenger (battery heat sink), and X-51 Scramjet (heat exchanger).

On June 19, 2017, KUTG closed a share exchange with KTC and 100% of the shareholders of KTC (the “KTC Shareholders”) whereby the KTC Shareholders agreed to transfer an aggregate of 25,000,000 shares of KTC’s common stock to KUTG in exchange for the issuance of an aggregate of 50,000,000 shares of KUTG’s common stock to the KTC Shareholders (the “Share Exchange”), resulting in KTC becoming a wholly-owned subsidiary of KUTG and KTC’s business of developing and commercializing its thermal management technologies becoming KUTG’s main operation.

The Share Exchange was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States of America, with KTC being treated as the acquiring company for accounting purposes.

On August 30, 2018, KUTG changed its name from “KT High-Tech Marketing, Inc.” to “KULR Technology Group, Inc.” by filing a certificate of amendment to its Certificate of Incorporation with the office of the Secretary of State of the State of Delaware.

On December 4, 2018, KUTG filed a definitive Information Statement on Form 14C (the “December Information Statement”), giving notice to KUTG’s shareholders that on November 5, 2018, KUTG executed a written consent in lieu of shareholder meeting authorizing KUTG to: (i) amend KUTG’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares of common stock to 500,000,000 shares of common stock; (ii) adopt and ratify the KULR Technology Group 2018 Equity Incentive Plan and (iii) ratify the authorization of the issuance of 1,000,000 shares (the “Voting Preferred Shares”) of Series A Voting Preferred Stock to Michael Mo, KUTG’s Chief Executive Officer. On December 28, 2018, twenty (20) days after the mailing date of the December Information Statement, KUTG was deemed authorized by ratifying vote of its majority shareholders and the authorization granted by its Board of Directors to issue the Voting Preferred Shares, which KUTG has not issued but may do so in the future. On December 31, 2018, KUTG filed a certificate of amendment with the Secretary of State of the State of Delaware, to increase the number of authorized shares of its common stock from 100,000,000 to 500,000,000. As a result, the aggregate number of the Company’s authorized capital stock became 520,000,000 shares.

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Market Opportunity and Strategy

Market

The world of electronics continues to become more and more demanding and performance driven. The increasing demand for reliability of microelectronics and lithium-ion batteries has pushed thermal management to the forefront of many industries. We target our solutions to serve four application markets: electric transportation, mobile computing, cloud computing, and space exploration and communications.

According to Market Research Future, the global thermal management market is expected to reach approximately $15 billion by end of 2023 with 7% compound annual growth rate during the forecast period from 2017 to 2023. According to the report, in recent years, electronic devices and systems have undergone tremendous technological growth. Advancements in the electronics industry have led to an increased need for innovative thermal management technologies, which serve to improve performance and reliability. The report states that technological progress has come on two fronts: increased functionality on a single device unit and miniaturization of each unit. As a result, there has been an increased demand for thermal management technologies. The report analyzes the thermal market by four segments, including hardware, software, interfaces, and substrates.

Electrical Transportation Market. According to Frost & Sullivan’s recently released “Global Electric Vehicle Market Outlook 2018,” global EV sales will climb from 1.2 million units in 2017 to approximately 2 million units in 2019. The EV industry will need to overcome major challenges related to battery technology and charging infrastructure, both of which have fallen far short of the pace set by global EV sales. The charging infrastructure market, which includes batteries and battery technology, according to an AT Kearney report, will be a $29 billion global market by 2020 within the overall $390 billion global E-Mobility market.

Mobile Computing Market. The next generation mobile computing platform, also known as the “5G” mobile wireless standard, presents new challenges and demands to improve the performance and reliability of mobile infrastructures and consumer devices. According to the IHS Markit’s global study, in 2035, when 5G’s full economic benefit should be realized across the globe, a broad range of industries – from retail to education, transportation to entertainment, and everything in between – could produce up to $12.3 trillion worth of goods and services enabled by 5G.

Cloud Computing Market. Market analysts at Forrester Research project the cloud computing market to be $178 billion in 2018, up from $146 billion in 2017 with sustained growth at 22% annually. Forrester also predicts that more than 50% of global enterprises will rely on at least one public cloud platform. A key area of cloud computing is optical data transfer and communications connections and lines. Optical data is faster and more efficient and, as cloud computing banks move to acquire and utilize optical data, thermal management will play a pivotal role in maintaining the peak performance and safety of these expensive and highly sensitive computer connections. The processing demands of artificial intelligence (“AI”) technology in the cloud requires advanced thermal management solutions for processors and memory modules.

Space Exploration and Communications Market. According to BIS Research, the Space Industry, is valued at $360 billion in 2018, is projected grow at a CAGR of 5.6%, to value $558 billion by 2026. Demand for nano-satellites and re-usable launch vehicle systems is anticipated to be driven by the massive investment made by governments and private enterprises. The overall trend in space investment is stable financially but explosive numerically, providing vastly more opportunity for space technology providers. Increasingly, investments in space exploration and commercialization are being led by well-funded private companies with most focused-on satellite development and deployment. KULR’s heritage in space thermal management technology positions us well in this market.

We believe KULR’s technology solution excels in a number of categories important in the world of thermal management. KULR’s proprietary carbon fiber-based solutions are generally more thermally conductive, lighter weight, require less contact pressure, and offer greater design flexibility and durability compared to traditional solutions. As a result, we believe KULR has real potential to offer a unique value proposition to customers in the multibillion-dollar thermal management industry. KULR aims to provide cost-effective, superior thermal management solutions for a group of electronic manufacturers.

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Marketing Strategy

The Company targets four high growth segments for its thermal management and battery system development products:

•	Electric Transport – Electric/Hybrid cars, commercial vehicles, E-bikes, drones & autonomous vehicles
•	5G & IOT – Infrastructure, mobile and edge-based devices
•	Cloud & AI – Servers, HPC, CPU, GPU and Memory Systems, AR &VR devices
•	Aerospace – Space, aircraft & military

These four areas have significant thermal and/or battery system requirements and the Company believes that these will be rewarding segments to target.

In terms of customer profile and time to revenue the Company will work with the following profile:

•	MNCs – the expectation is a twelve to twenty-four-month design-in cycle to high volume production
•	Fast moving mid-tier companies – working with aggressive companies that want to move quickly adopting new differentiating technology, with a sub twelve-month time frame to production
•	Boutique/Startups – highly focused companies, often geographically local to the Company, that want to create disruptive products
•	Mass market – working with distribution partners to service this market with timeframes expected at three to six-months to production

For a traditionally conservative thermal and battery industry the company is aiming to exploit potentially disruptive approaches to the way it markets its products. Key to this approach is the creation of an ecosystem that adds broader value to the company’s products for its customers. In addition, the company will generate leads and raise its profile through the attendance at Industrial Conferences, use of press and social media and other channels.

Sales Strategy

The Company plans to market and sell KULR thermal management products (“component products”) and finished end-products (“OEM products”) that the Company develops with its partners into its sales and distribution channels. For the component products, the Company will market directly to its customers and utilize distributor partners and agents in Japan, China and EU countries. For its OEM products, the Company will sell into distributor channels primarily as a B2B business.

Advertising and Communications Strategy

We plan to utilize all forms of advertising and communications tools at our disposal. This includes commissioning unbiased white papers and technical papers, attending, sponsoring, and guest speaking at industry events, conferences, and symposiums. We have hired a public relations consultant who will oversee our press releases and media relations interface with newspapers, magazines, and blogs. We have also hired a SEO specialist for social media outreach activities and will also rely on the company’s pedigree within the thermal management community to spread high praise via word of mouth. To date, as a result of these efforts, we have been mentioned in Wall Street Journal (“WSJ”), Cheddar TV, CNBC, Forbes, EE Times, USA Today, Business Insider and others.

Acquisition Strategy

We believe we are well-positioned to provide a broad range of E-mobility solutions, and intend to expand our business through internal growth and acquisition. In the case of acquisitions, we seek to acquire businesses in related markets that are synergistic to our existing operations, technologies, and management experience. This focus will highlight markets in which we can: (1) integrate our existing technology into the acquiree’s product offerings or simultaneously offer our products and services through the acquiree’s customer base and channels; (2) gain a leading market position and provide vertically integrated services where we can secure economies of scale, premium market positioning, and operational synergies; and/or (3) establish a leading position in selected markets and channels of the acquiree through a joint broad-based, hi-tech, E-Mobility branding campaign. We have developed an acquisition discipline based on a set of financial, market and management criteria to evaluate opportunities. If we were to successfully close an acquisition, we would seek to integrate it while minimizing disruption to our existing operations and those of the acquired business, while exploiting the technical and managerial synergies from integration.

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Intellectual Property and Patent Strategy

Our intellectual property strategy includes pursuing patent protection for new innovations in core carbon fiber architecture development, application development, acquisition of intellectual property, and licensing of third-party patents and intellectual property. As of March 29, 2019, we have seven pending nonprovisional and provisional patent applications and we have four patents granted and assigned to KULR. We also have an exclusive license to four third party patents.

Product and Services

Our heat management products and services can be divided into the following categories, subcategories and functionalities:

Lithium Ion (“L-ion”) Battery Thermal Runaway Shield (“TRS”): KULR has developed a vaporizing heatsink aimed at passive resistance to thermal runaway propagation in L-ion batteries in partnership with National Aeronautics and Space Administration Johnson Space Center (“NASA JSC”). The heatsink shield designed for NASA JSC is a novel configuration, thin and lightweight, for use in conjunction with 18650 cells. The heatsink shield has proven to keep neighboring cells safe from thermal runaway propagation after a trigger cell was intentionally overheated. This lightweight solution can be used in energy storage and industrial and consumer electronics applications that require a lightweight and passive solution for battery safety.

Fiber Thermal Interface Material (“FTI”): KULR thermal interface materials (“TIMs”) consist of vertically oriented carbon fiber velvets attached to a film of polymer or metal. The fiber packing density and orientation are selected to serve a wide range of applications, including hostile thermal and chemical environments, sliding interfaces, and interfaces with widely varying gaps. They can be coated for electrical isolation. They require low contact pressure and provide high thermal conductivity. Their light weight and high compliance make them uniquely suited for aerospace, industrial and high-performance commercial devices.

Phase Change Material (“PCM”) Heat Sink: KULR PCM composite heat sinks consisting of a conductive carbon fiber velvet embedded with a suitable alkane (“paraffin”) having high latent heat at its melting point. Such heat sinks offer passive thermal control for instruments that would otherwise overheat or under-cool during periodic operations. A typical application involves lasers that dissipate heat but need tight thermal control where active cooling is unavailable.

Internal Short Circuit (“ISC”) Device: In March 2018, KULR reached an agreement with the National Renewable Energy Laboratory (“NREL”), a national laboratory of the U.S. Department of Energy, to be the exclusive manufacturing and distribution partner for the patented ISC device, which causes predictable battery cell failures in L-ion batteries, making them easier to study and, therefore, safer. L-ion batteries are the industry and consumer standard for portable power; billions of individual battery cells exist and billions more are planned for production. They provide power for everything from smart phones and laptops to electric cars and space crafts. But L-ion batteries fail, sometimes with catastrophic results. Due to the relative rarity of cell failures, scientists and researchers had been unable to reliably or accurately replicate latent defect cell failures in lab settings, impeding research into safer battery technology. In 2015, researchers at NREL and NASA developed and patented a device – the ISC – that creates these cell failures in predictable conditions. KULR will market both ISC devices to battery cell manufacturers and ISC embedded battery cells to OEM manufacturers.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share.

Holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the board of directors, out of funds legally available. In the event of our liquidation, dissolution or winding-up the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 20,000,000 shares of preferred stock, $0.0001 par value per share. The shares of preferred stock may be issued in series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.  Issuances of preferred stock could dilute the voting power of common stockholders, adversely affect the voting power of common stockholders, adversely affect the likelihood that common stockholders will receive dividend payments on liquidation, and have the effect of delaying or preventing a change in shareholder and management control.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

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●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

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●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities

●	any delayed delivery arrangements

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

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We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, also known as an At-the-Market offering, or “ATM”, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions at market prices on the securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

All securities we offer, other than shares of our Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any shares of our Common Stock sold pursuant to a prospectus supplement will be quoted on the OTC Markets Group Inc.’s OTCQB tier. We may apply to list any other securities sold pursuant to a prospectus supplement but we are not obligated to do so. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheet of KULR Technology Group, Inc. and Subsidiary as of December 31, 2018, and the related consolidated statements of operations, changes in stockholders’ deficiency, and cash flows for the year then ended, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of KULR Technology Group, Inc. and Subsidiary as of December 31, 2017 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, have been audited by Chen & Fan Accountancy Corporation, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 29, 2019;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 14, 2019;

●	our Current Report on Form 8-K filed with the SEC on January 7, 2019, April 3, 2019 and July 5, 2019;

●	the description of our common stock contained in the our Registration Statement on Form 10 (File No. 000-55564, initially filed January 7, 2016), including any amendment or report filed for the purpose of updating such description; and

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●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at 1999 S. Bascom Ave., Suite 700, Campbell, California 95008, phone number (408) 663-5247.

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$50,000,000

Common Stock

Preferred Stock

Warrants

Units

KULR Technology Group, Inc.

Prospectus

                 , 2019

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